EXHIBIT 99.1

ENROLLMENT FORM FOR DISTRIBUTION REINVESTMENT PROGRAM

Distribution Reinvestment Plan Change Form

CURRENT SUBSCRIBER INFORMATION (Please print name in which shares are registered)

Investor Name	Co-Investor Name

Home Telephone	Business Telephone	Email Address

Investor Social Security/Taxpayer ID #	Birth Date/Articles of Incorporation (MM/DD/YY)

Co-Investor Social Security/Taxpayer ID #	Co-Investor Birth Date (MM/DD/YY)

Street Address	City	State	ZIP

DISTRIBUTIONS

Non-Custodial Ownership

☐	I prefer to participate in the Dividend Reinvestment Plan (DRP). In the event that the DRP is not offered for a dividend, your dividend will be sent by check to the address noted in your shareholder record.

☐	I prefer that my dividend be paid by check to the address noted in my shareholder record.

☐	I prefer that my dividend be deposited directly into the account listed below. Please note: ACH applies to bank checking and savings accounts only. A physical check will be sent to the broker/dealer for brokerage accounts.

Name of Financial Institution

Street Address	City	State	ZIP

Name(s) on Account

ABA Number/Bank Account Number	Account Number

☐  Checking         ☐  Savings                         (Attach a voided check or deposit slip.)

Custodial Ownership

☐	I prefer to participate in the Dividend Reinvestment Plan (DRP). In the event that the DRP is not offered for a dividend, your dividend will be sent to your Custodian for deposit into your Custodial account cited in your shareholder record.

☐	I prefer that my dividend be sent to my Custodian for deposit into the Custodial account cited in my shareholder record.

SUBSCRIBER SIGNATURES

Only required when the Shareholder has changed from the Dividend Reinvestment Plan (DRP) to cash distributions and is having the cash payments sent to an address other than the address of record.

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

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Distribution Reinvestment Plan Change Form (continued)

BROKER/DEALER — To be completed by the Registered Representative (RR).

The Broker/Dealer (B/D) or authorized representative can complete and sign this form unless the shareholder has changed from the Dividend Reinvestment Plan (DRP) to cash distributions and is having the cash payments sent to an address other than the address of record. The Broker/Dealer or authorized representative warrants that he/she is a duly licensed Broker/Dealer and may lawfully offer Shares in the state designated as the investor’s address or the state in which the sale was made, if different.

Name of Registered Representative			Broker/Dealer Name		Telephone Number

Mailing Address			Home Office Mailing Address

City	State	ZIP	City	State	ZIP

Registered Representative’s Telephone Number

Registered Representative’s Email Address

Signature – Registered Representative

Please mail completed Distribution Reinvestment Plan Change Form to: Dividend Capital Total Realty Trust, Inc.

Direct Overnight Mail:	P.O. Box:
The Bank of New York	Dividend Capital
101 Barclay Street	The Bank of New York
A Level	P.O. Box 890
New York, NY 10286	New York, NY 10008-0890
Attn: Dividend Capital – Total Realty Trust

Dividend Capital Total Realty Trust Contact Information
Phone	Web Site	Email
866.DCG.REIT (324.7348)	dividendcapital.com	info@dividendcapital.com

Account Information

For account service, call Bank of New York at 866.702.5030 or email dividendcapital@bankofny.com.